Exhibit 99.1

Duluth Holdings Inc. Announces Fourth Quarter and Fiscal 2024 Financial Results

Net Sales of $241.3 million in the fourth quarter and $626.6 million for the full fiscal year

Liquidity of $103.3 million with no debt on the credit facility

MOUNT HOREB, WI - March 13, 2025 – Duluth Holdings Inc. (dba, Duluth Trading Company) (“Duluth Trading” or the “Company”) (NASDAQ: DLTH), a lifestyle brand of men’s and women’s workwear, casual wear, outdoor apparel and accessories, today announced its financial results for the fiscal fourth quarter and fiscal year ended February 2, 2025.

Summary for the Fourth Quarter Ended February 2, 2025

•	Net sales decreased to $241.3 million compared to $245.6 million in the prior year fourth quarter

•

Net loss of $5.6 million and adjusted net loss[1] of $1.5 million, compared to net income of $6.8 million in prior-year fourth quarter. Adjusted net loss of $1.5 million excludes software impairment of $3.0 million and $1.8 million valuation allowance on our deferred tax assets

•	EPS of ($0.17) and Adjusted EPS[1] of ($0.04)

•	Adjusted EBITDA[2] of $8.5 million compared to $20.9 million in the prior year

Summary for the Fiscal Year Ended February 2, 2025

•	Net sales of $626.6 million compared to $646.7 million in the prior year

•

Net loss of $43.6 million and adjusted net loss[1] of $23.6 million, compared to net loss of $9.9 million in prior-year. Adjusted net loss of $23.6 million excludes $7.7 million of restructuring expense, $11.8 million valuation allowance on our deferred tax assets and $3.0 million of software impairment

•	EPS of ($1.31) and Adjusted EPS[1] of ($0.71)

•	Adjusted EBITDA[2] of $14.6 million; reflects 2.3% of net sales

[1]	See Reconciliation of net loss to adjusted net loss and adjusted net loss to adjusted EPS in the accompanying financial tables.
[2]	See Reconciliation of net loss to EBITDA and EBITDA to Adjusted EBITDA in the accompanying financial tables.

Management Commentary

President and CEO, Sam Sato commented, “Delays in processing at our legacy fulfillment center adversely affected our ability to meet our fourth quarter expectations, driven by record-breaking order volume during Black Friday week and Cyber Monday. To fulfill the backlog of orders and preserve higher quality sales for the remainder of the quarter we adjusted our promotional depth and frequency lower.

“While total inventory increased compared to last year, the higher unit velocity between Black Friday and Cyber Monday and our pack-and-hold strategy reduced fall / winter seasonal and clearance inventory since the start of the quarter.

“Looking ahead, we will expand our Duluth Women’s Heirloom and Garden collection, and introduce Men’s Backyard for Him, which will feature an assortment of new products,

including a collaboration with Leinenkugels for all his favorite backyard activities. We are also introducing new Armachillo cooling technology products, including Men’s Flex pants and Double-flex denim.

“Our key Marketing and Brand Tent Pole moments will be centered on the Gardens Gone Wild campaign and our 3rd Underwear TradeUp event with 360º media support. Additionally, we will have Always On Product Stories, Social-Only campaigns, and in-store activations.”

Sato concluded, “As the management team looks ahead to 2025, it remains committed to building upon the progress of our strategic initiatives, including making meaningful structural improvements combined with a sharp focus on improving operational execution.”

Operating Results for the Fourth Quarter Ended February 2, 2025

Net sales decreased 1.8% to $241.3 million, compared to $245.6 million in the same period a year ago. Direct-to-consumer net sales increased by 0.4% to $172.9 million compared to the fourth quarter last year driven by greater penetration of mobile. Retail store net sales decreased by 6.9% to $68.4 million.

Gross profit decreased 10.1% to $106.5 million, or 44.1% of net sales, compared to $118.4 million, or 48.2% of net sales, in the corresponding prior-year period. The decrease in gross profit margin rate was primarily due to steeper discounting coupled with a lower mix of full price sales.

Selling, general and administrative expenses increased 1.5% to $110.7 million. Excluding $3.0 million of software impairment costs, selling, general and administrative expenses decreased 1.3% to $107.7 million compared to $109.1 million in the same period a year ago.

As a percentage of net sales, selling, general and administrative expenses increased to 45.9%, compared to 44.4% in the corresponding prior-year period. The increase in selling, general and administrative expenses was primarily driven by $3.0 million of software impairment costs.

The effective tax rate related to controlling interest was 0% and 23% in the current period and prior comparable period, respectively.

Balance Sheet and Liquidity

The Company ended the quarter with a cash balance of approximately $3.3 million, net working capital of $63.1 million and no outstanding Duluth Trading bank debt. Fiscal 2024 capital expenditures were $17.4 million, inclusive of investments in software hosting implementation costs, which are included in Prepaid expenses & other current assets on the Company’s Consolidated Balance Sheets.

Fiscal 2025 Outlook

The Company provided the following fiscal 2025 outlook:

•	Net sales in the range of $570 million to $595 million

•	Adjusted EBITDA[1] in the range of $20 million to $25 million

•	Capital expenditures, inclusive of software hosting implementation costs, of approximately $20 million

[1]	See Reconciliation of forecasted net income to forecasted EBITDA and forecasted EBITDA to forecasted Adjusted EBITDA in the accompanying financial tables.

Conference Call Information

A conference call and audio webcast with analysts and investors will be held on Thursday, March 13, 2025 at 9:30 am, Eastern Time, to discuss the results.

•	Live conference call: 844-875-6915 (domestic) or 412-317-6711 (international)

•	Conference call replay available through March 20, 2025: 877-344-7529 (domestic) or 412-317-0088 (international)

•	Replay access code: 6076354

•	Live and archived webcast: ir.duluthtrading.com

Investors can pre-register for the earnings conference call to expedite their entry into the call and avoid waiting for a live operator. To pre-register for the call, please visit https://dpregister.com/sreg/10196414/fe66458f12 and enter your contact information. You will then be issued a personalized phone number and pin to dial into the live conference call. Investors can pre-register any time prior to the start of the conference call.

About Duluth Trading

Duluth Trading is a lifestyle brand for the Modern, Self-Reliant American. Based in Mount Horeb, Wisconsin, we offer high quality, solution-based casual wear, workwear, outdoor apparel and accessories for men and women who lead a hands-on lifestyle and who value a job well-done. We provide our customers an engaging and entertaining experience. Our marketing incorporates humor and storytelling that conveys the uniqueness of our products in a distinctive, fun way, and our products are sold exclusively through our content-rich website, catalogs, and “store like no other” retail locations. We are committed to outstanding customer service backed by our “No Bull Guarantee” - if it’s not right, we’ll fix it. Visit our website at http://www.duluthtrading.com/

Non-GAAP Measurements

Management believes that non-GAAP financial measures may be useful in certain instances to provide additional meaningful comparisons between current results and results in prior operating periods. Within this release, including the tables attached hereto, reference is made to adjusted earnings before interest, taxes, depreciation and amortization (EBITDA), Free Cash Flow and Forecasted Adjusted EBITDA. See attached table “Reconciliation of Net (Loss) Income to EBITDA and EBITDA to Adjusted EBITDA,” for a reconciliation of net (loss) income to EBITDA and EBITDA to Adjusted EBITDA for the three months and fiscal year ended February 2, 2025, versus the three months and fiscal year ended January 28, 2024, “Free Cash Flow” as a liquidity measure for the fiscal years ended February 2, 2025 and January 28, 2024, “Reconciliation of Net Loss to Adjusted Net Loss and Adjusted Net Loss to Adjusted EPS” for a reconciliation of net loss to adjusted net loss and adjusted net loss to adjusted EPS for the three months and fiscal year ended February 2, 2025, and “Reconciliation of Forecasted Net Income to Forecasted EBITDA and Forecasted EBITDA to Forecasted Adjusted EBITDA” for a forecasted reconciliation of net income to EBITDA and EBITDA to Adjusted EBITDA for the fiscal year ended February 2, 2025.

Adjusted EBITDA is a metric used by management and frequently used by the financial community, which provides insight into an organization’s operating trends and facilitates comparisons between peer companies, since interest, taxes, depreciation and amortization can differ greatly between organizations as a result of differing capital structures and tax strategies. Adjusted EBITDA excludes certain items that are unusual in nature or not comparable from period to period.

Management believes Free Cash Flow is a useful measure of performance as an indication of an organization’s financial strength and provides additional perspective on the ability to efficiently use capital in executing growth strategies. Free Cash Flow is used to facilitate a comparison of operating performance on a consistent basis from period-to-period and the ability to generate cash. Free Cash Flow is defined as net cash provided by operating activities less purchase of property and equipment.

Adjusted Net Loss and Adjusted EPS is a metric used by management and frequently used by the financial community, which provides insight into the effectiveness of our business strategies and to compare our performance against that of peer companies. Adjusted Net Loss and Adjusted EPS exclude restructuring expenses, impairment expenses, and a valuation allowance that are not comparable from period to period.

The Company provides this information to investors to assist in comparisons of past, present and future operating results and to assist in highlighting the results of on-going operations. While the Company’s management believes that non-GAAP measurements are useful supplemental information, such measurements are not intended to replace the Company’s GAAP financial results and should be read in conjunction with those GAAP results.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts included in this press release, including statements concerning Duluth Trading’s plans, objectives, goals, beliefs, business strategies, future events, business conditions, its results of operations, financial position and its business outlook, business trends and certain other information herein, including statements under the heading “Fiscal 2025 Outlook” are forward-looking statements. You can identify forward looking statements by the use of words such as “may,” ”might,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “believe,” “estimate,” “project,” “target,” “predict,” “intend,” “future,” “budget,” “goals,” “potential,” “continue,” “design,” “objective,” “forecasted,” “would” and other similar expressions. The forward-looking statements are not historical facts, and are based upon Duluth Trading’s current expectations, beliefs, estimates, and projections, and various assumptions, many of which, by their nature, are inherently uncertain and beyond Duluth Trading’s control. Duluth Trading’s expectations, beliefs and projections are expressed in good faith, and Duluth Trading believes there is a reasonable basis for them. However, there can be no assurance that management’s expectations, beliefs, estimates, and projections will be achieved and actual results may vary materially from what is expressed in or indicated by the forward-looking statements. Forward-looking statements are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the forward-looking statements, including, among others, the risks, uncertainties, and factors set forth under Part 1, Item 1A “Risk Factors” in the Company’s Annual Report on Form 10-K filed with the SEC on March 22, 2024 and other factors as may be periodically described in Duluth Trading’s subsequent filings with the SEC. These risks and uncertainties include, but are not limited to, the following: the impact of inflation and measures to control inflation on our results of operations; the prolonged effects of economic uncertainties on store and website traffic; disruptions to our distribution network, supply chains and operations; failure to effectively manage inventory levels; our ability to maintain and enhance a strong brand and sub-brand image; adapting to declines in consumer confidence, inflation and decreases in consumer spending; disruptions to our e-commerce platform; our ability to meet customer delivery time expectations; our ability to properly allocate inventory throughout our distribution network to fulfill customer demand; our failure to meet our debt covenant ratios; natural disasters, unusually adverse weather conditions, boycotts, prolonged public health crises, epidemics or pandemics and unanticipated events; generating adequate cash from our existing stores and direct sales to support our growth; the impact of changes in corporate tax regulations and sales tax; identifying and responding to new and changing customer preferences; the success of the locations in which our stores are located; effectively relying on sources for merchandise located in foreign markets; transportation delays and interruptions, including port congestion; our inability to timely and effectively obtain shipments of products from our suppliers and deliver merchandise to our customers; the inability to maintain the performance of our maturing store portfolio; our inability to deploy marketing tactics to strengthen brand awareness and attract new customers in a cost effective manner; our ability to successfully open new stores; effectively adapting to new challenges associated with our expansion into new geographic markets; competing effectively in an environment of intense competition or elevated promotions; our ability to adapt to significant changes in sales due to the seasonality of our business; price reductions or inventory shortages resulting from failure to purchase the appropriate amount of inventory in advance of the season in which it will be sold; the potential for further increases in price and lack of availability of raw materials; our dependence on third-party vendors to provide us with sufficient quantities of merchandise at acceptable prices; the susceptibility of the price and availability of our merchandise to international trade conditions including tariffs; failure of our vendors and their manufacturing sources to use acceptable labor or other practices; our dependence upon key executive management or our inability to hire or retain the talent required for our business; increases in costs of fuel or other energy, transportation or utility costs and in the costs of labor and employment; failure of our information technology systems to support our current and growing business, before and after our planned upgrades; disruptions in our supply chain and fulfillment centers; our inability to protect our trademarks or other intellectual property rights; infringement on the intellectual property of third parties; acts of war, terrorism or civil unrest; the impact of governmental laws and regulations and the outcomes of legal proceedings; changes in U.S. and non-U.S. laws affecting the importation and taxation of goods, including imposition of unilateral tariffs on imported goods;

our ability to secure the personal and/or financial information of our customers and employees; failure to comply with data privacy regulation; our ability to comply with the security standards for the credit card industry; our failure to maintain adequate internal controls over our financial and management systems; acquisition, disposition, and development risks; and other factors that may be disclosed in our SEC filings or otherwise. Forward-looking statements speak only as of the date the statements are made. Duluth Trading assumes no obligation to update forward-looking statements to reflect actual results, subsequent events or circumstances or other changes affecting forward-looking information except to the extent required by applicable securities laws.

Investor Contacts:

ICR, Inc.

(646) 277-1200

DuluthIR@icrinc.com

The Company revised its prior period financial statements for an accounting correction related to sales tax collections to the Company’s Condensed Consolidated Balance Sheets that are primarily related to accrued expenses and other current liabilities, deferred taxes and retained earnings, as well as corresponding impacts to the Company’s other Consolidated Financial Statements. The impacts of these revisions were not material to the Company’s previously filed financial statements. These revisions relate to immaterial corrections that were identified by management and when accumulated, required a correction to the Company’s previously filed financial statements.

(Tables Follow)

***

DULUTH HOLDINGS INC.

Condensed Consolidated Balance Sheets

(Unaudited)

(Amounts in thousands)

	February 2, 2025	January 28, 2024
ASSETS
Current Assets:
Cash and cash equivalents	$3,335	$32,157
Receivables	3,970	5,955
Income taxes receivable	—	617
Inventory, net	166,545	125,757
Prepaid expenses & other current assets	17,781	16,488

Total current assets	191,631	180,974
Property and equipment, net	111,560	132,718
Operating lease right-of-use assets	102,663	121,430
Finance lease right-of-use assets, net	32,957	40,315
Available-for-sale security	4,491	4,986
Other assets, net	9,140	9,020
Deferred tax assets	—	1,767

Total assets	$452,442	$491,210

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Trade accounts payable	$73,882	$51,122
Accrued expenses and other current liabilities	35,596	34,111
Income tax payable	65	—
Current portion of operating lease liabilities	15,534	16,401
Current portion of finance lease liabilities	2,541	3,149
Current maturities of TRI long-term debt[1]	931	847

Total current liabilities	128,549	105,630
Operating lease liabilities, less current portion	89,222	106,413
Finance lease liabilities, less current portion	30,621	34,276
TRI long-term debt, less current maturities[1]	24,283	25,141
Deferred tax liabilities	88	—

Total liabilities	272,763	271,460
Treasury stock	(2,332)	(1,738)
Capital stock	108,009	103,579
Retained earnings	77,721	121,392
Accumulated other comprehensive income	(722)	(427)

Total shareholders’ equity of Duluth Holdings Inc.	182,676	222,806
Noncontrolling interest	(2,997)	(3,056)

Total shareholders’ equity	179,679	219,750

Total liabilities and shareholders’ equity	$452,442	$491,210

[1]

Represents debt of the variable interest entity, TRI Holdings, LLC, that is consolidated in accordance with ASC 810, Consolidation. Duluth Trading Company is not the guarantor nor the obligor of this debt.

DULUTH HOLDING INC.

Consolidated Statements of Operations

(Unaudited)

(Amounts in thousands, except per share figures)

	Three Months Ended		Fiscal Year Ended
	February 2, 2025	January 28, 2024	February 2, 2025	January 28, 2024
Net sales	$241,270	$245,613	$626,629	$646,681
Cost of goods sold (excluding depreciation and amortization)	134,791	127,180	318,119	321,710

Gross profit	106,479	118,433	308,510	324,971
Selling, general and administrative expenses	110,720	109,110	337,623	334,540
Restructuring expense	—	—	7,748	—

Operating income (loss)	(4,241)	9,323	(36,861)	(9,569)
Interest expense	1,322	1,123	4,554	4,156
Other income, net	6	619	173	923

Income (loss) before income taxes	(5,557)	8,819	(41,242)	(12,802)
Income tax expense (benefit)	4	2,033	2,370	(2,862)

Net income (loss)	(5,561)	6,786	(43,612)	(9,940)
Less: Net income (loss) attributable to noncontrolling interest	25	7	59	(17)

Net income (loss) attributable to controlling interest	$(5,586)	$6,779	$(43,671)	$(9,923)

Basic earnings per share (Class A and Class B):
Weighted average shares of common stock outstanding	33,510	33,007	33,368	32,955

Net income (loss) per share attributable to controlling interest	$(0.17)	$0.21	$(1.31)	$(0.30)

Diluted earnings per share (Class A and Class B):
Weighted average shares and equivalents outstanding	33,510	33,007	33,368	32,955

Net income (loss) per share attributable to controlling interest	$(0.17)	$0.21	$(1.31)	$(0.30)

DULUTH HOLDINGS INC.

Consolidated Statements of Cash Flows

(Unaudited)

(Amounts in thousands)

	Fiscal Year Ended
	February 2, 2025	January 28, 2024
Cash flows from operating activities:
Net loss	$(43,612)	$(9,940)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	32,282	32,159
Stock-based compensation	4,046	4,195
Deferred income taxes	1,855	(2,335)
Loss on disposal of property and equipment	473	130
Changes in operating assets and liabilities:
Receivables	1,985	86
Income taxes receivable	617	(617)
Inventory	(40,788)	29,165
Prepaid expense & other assets	1,085	(1,675)
Software hosting implementation costs, net	(3,171)	(216)
Deferred catalog costs	—	—
Trade accounts payable	22,863	(5,449)
Income taxes payable	65	(1,761)
Accrued expenses and deferred rent obligations	1,971	(4,405)
Other	473	58
Noncash lease impacts	2,939	(722)

Net cash (used in) provided by operating activities	(16,917)	38,673

Cash flows from investing activities:
Purchases of property and equipment	(8,329)	(49,086)
Principal receipts from available-for-sale security	200	181
Change in other assets	—	16
Changes in the TRI Holdings, LLC consolidation	—	171

Net cash used in investing activities	(8,129)	(48,718)

Cash flows from financing activities:
Proceeds on line of credit	83,500	56,000
Payments on line of credit	(83,500)	(56,000)
Payments on TRI long term debt	(846)	(767)
Payments on finance lease obligations	(2,721)	(2,842)
Shares withheld for tax payments on vested restricted stock	(594)	(279)
Other	385	542

Net cash used in financing activities	(3,776)	(3,346)

Decrease in cash and cash equivalents	(28,822)	(13,391)
Cash and cash equivalents at beginning of period	32,157	45,548

Cash and cash equivalents at end of period	$3,335	$32,157

DULUTH HOLDINGS INC.

Reconciliation of Net (Loss) Income to EBITDA and EBITDA to Adjusted EBITDA

(Unaudited)

(Amounts in thousands)

	Three Months Ended		Fiscal Year Ended
	February 2, 2025	January 28, 2024	February 2, 2025	January 28, 2024
Net (loss) income	$(5,561)	$6,786	$(43,612)	$(9,940)
Depreciation and amortization	7,552	8,725	31,133	32,159
Amortization of internal-use software hosting subscription implementation costs	1,425	1,314	5,281	4,961
Interest expense	1,322	1,123	4,554	4,156
Income tax expense (benefit)	4	2,033	2,370	(2,862)

EBITDA (non-GAAP)	$4,742	$19,981	$(274)	$28,474
Long-term incentive expense[1]	800	890	4,152	4,195
Restructuring expense	—	—	7,748	—
Impairment expenses	2,998	—	2,998	—

Adjusted EBITDA (non-GAAP)	$8,540	$20,871	$14,624	$32,669

[1]	Represents long-term incentives from stock and cash compensation

DULUTH HOLDINGS INC.

Free Cash Flow

(Unaudited)

(Amounts in thousands)

	Fiscal Year Ended
	February 2, 2025	January 28, 2024
(in thousands)
Net cash (used in) provided by operating activities	$(16,917)	$38,673
Purchases of property and equipment	(8,329)	(49,086)

Free Cash Flow (non-GAAP)	$(25,246)	$(10,413)

DULUTH HOLDINGS INC.

Reconciliation of Net Loss to Adjusted Net Loss and Adjusted Net Loss to Adjusted EPS

(Unaudited)

(Amounts in thousands)

	Three Months Ended		Twelve Months Ended
	February 2, 2025		February 2, 2025
(in thousands, except per share amounts)	Amount	Per share	Amount	Per share
Net loss attributable to controlling interest	$(5,586)	$(0.17)	$(43,671)	$(1.31)
Plus: Restructuring expenses	—	—	7,748	0.23
Plus: Impairment expenses	2,998	0.09	2,998	0.09
Income tax effect of adjustments to net loss	(690)	(0.02)	(2,472)	(0.07)

Adjusted net loss before valuation allowance	(3,278)	(0.10)	(35,397)	(1.06)
Plus: Valuation allowance	1,796	0.05	11,847	0.36

Adjusted net loss attributable to controlling interest	$(1,482)	$(0.04)	$(23,550)	$(0.71)

DULUTH HOLDINGS INC.

Reconciliation of Forecasted Net Loss to Forecasted EBITDA and Forecasted EBITDA to Forecasted Adjusted EBITDA

For the Fiscal Year Ended February 1, 2026

(Unaudited)

(Amounts in thousands)

	Low	High
Forecasted
Net loss	$(26,800)	$(21,500)
Depreciation and amortization	30,300	30,300
Amortization of internal-use software hosting subscription implementation costs	5,000	5,000
Interest expense	6,000	5,700
Income tax expense	800	800

EBITDA (non-GAAP)	$15,300	$20,300
Long-term incentive expense	4,700	4,700

Adjusted EBITDA (non-GAAP)	$20,000	$25,000